Exhibit 10.4

                              CONSULTING AGREEMENT

     This CONSULTING AGREEMENT (this "Agreement") is made this 1st day of September, 2007, between Enox Biopharma Inc., a Nevada, USA corporation (the "Company"), and NRD Solutions, a consulting service company (the "Consultant").

                               W I T N E S E T H:

     WHEREAS, the Consultant desires to render consulting services to the Company and the Company desires to retain the Consultant for the purpose of rendering such services pursuant to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I.

                                   APPOINTMENT

     1.1. APPOINTMENT. The Company hereby appoints the Consultant, and the Consultant hereby accepts such appointment, to serve as a consultant to the Company and to perform such services as may be required from time to time by the Company during the Term, as hereinafter defined, pursuant to the terms and conditions of this Agreement.

     1.1. Consulting Services. The Consultant shall perform the services set forth in Schedule 1.2 or as otherwise requested by the Company from time to time during the Term (the "Services"). The Consultant agrees to use his best efforts to accommodate the Company in the performance of such requested Services regarding the timing, nature and scope thereof.

                                   ARTICLE 2.

                                      TERM.

     Subject to earlier termination of the appointment of the Consultant in accordance herewith, the initial term of this Agreement shall commence on the date hereof and end on the date twelve (12) months following the date hereof and, thereafter, the term of this Agreement shall automatically renew for successive ninety (90) day periods unless either party gives notice of non-renewal to the other party at least thirty (30) days prior to the expiration of the initial twelve-month period (the "Initial Term") or any subsequent one-month period (the "Term").
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                                   ARTICLE 3.

                             COMPENSATION; EXPENSES

     3.1. Compensation. The Company agrees to pay the Consultant for the rendering of the Services at the rate of one thousand dollars ($1,000.00) for each month of consulting during the term of this agreement (the "Base Consulting Fee").

     3.2. Business Expenses. The Company will reimburse the Consultant for all reasonable out-of-pocket business expenses incurred by the Consultant up to $300.00 per month, in accordance with the then applicable Company policy and procedures therefor, in performing the Services hereunder during the Term (the "Business Expenses"); provided, that, the Consultant shall receive from the Company prior approval for such expenses and promptly submit itemized invoices therefor and any other supporting documentation reasonably requested by the Company. Subject to this Section 3.2, it is understood that business expenses will include reasonable travel expenses. The Consultant will use best efforts to minimize out-of-pocket expenses where possible.

     3.3 Best Efforts. The Consultant's services with the Company shall be part time and the Consultant shall devote his best efforts and business time to the performance of his duties and responsibilities as set forth in this Agreement, which duties and responsibilities shall be performed competently, carefully and faithfully. Subject to Section 6.1, it is understood and agreed that the provisions of this Agreement shall not be construed to prevent the Consultant from (a) investing or trading in securities for his own account; provided, that such investment activity does not impair the full and faithful performance by the Consultant of his duties and responsibilities hereunder, or otherwise violate any other term of this Agreement or (b) engaging in the activities set forth in Schedule 1.2; provided, that such activities do not interfere with the performance by the Consultant of his duties and responsibilities as set forth herein.

                                   ARTICLE 4.

                      OWNERSHIP OF MATERIALS AND INVENTIONS

     4.1. Ownership. (a) All Materials (as defined in Section 4.2) shall be the sole and exclusive property of the Company. The Consultant shall assign, and does hereby assign, to the Company all of his right, title and interest in and to the Materials, if any. Upon the request of the Company, the Consultant shall execute, acknowledge and deliver promptly to the Company such documents in form and substance satisfactory to the Company, and shall do such other acts, as may be necessary or desirable in the discretion of the Company, to secure, maintain and enforce the Company's rights in and to the Materials. With respect to any Invention (as defined in Section 4.2) made or conceived by the Consultant in connection with any of the Services, the Consultant shall assign, and does hereby assign, to the Company all of his right, title and interest in and to any such Invention and all Intellectual Property Rights (as defined in Section 4.2) relating thereto, if any. Consultant acknowledges and agrees that the disclosure of Confidential Information to Consultant does not confer upon Consultant any license, interest or rights of any kind in the Confidential Information.

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Consultant may use the Confidential Information solely for the benefit of the
Company while Consultant is retained by the Company. Except in the performance of services for the Company, Consultant will hold in confidence and not reproduce, distribute, transmit, reverse engineer, decompile, disassemble, or transfer, directly or indirectly, in any form, by any means, or for any purpose, the Confidential Information or any portion thereof. Upon the request of the Company, the Consultant shall execute, acknowledge and deliver promptly to the Company such documents in form and substance satisfactory to the Company, and shall do such other acts, as may be necessary or desirable in the discretion of the Company, to obtain, maintain, enforce and protect all Intellectual Property Rights relating to any such Invention and to vest in the Company the exclusive right, title and interest thereto. In the event the Consultant is unable or unwilling for any reason to execute, acknowledge or deliver any written documents pursuant to this Section 4.1, the Consultant hereby appoints the Company's President, or such officer's duly appointed agent, as the Consultant's attorney-in-fact to execute, acknowledge and deliver such documents pursuant to this Section 4.1. After the Term of this Agreement, the Consultant shall cooperate in the protection and enforcement of the rights and property of the Company in any such Invention, including all Intellectual Property Rights relating to any such Invention and, upon the request of the Company, shall cooperate with the Company in completing any Invention which is the property of the Company pursuant to this Agreement. The Company shall pay the Consultant reasonable compensation for the performance by the Consultant of the activities set forth in this Section 4.1, including any cooperation in completing any Invention not to exceed a compensation rate equal to the Consulting Fee. The use, sale, license, transfer or other disposition of any Materials, any Invention or any Intellectual Property Rights by the Company, any of its affiliates or its or their successors or assigns shall not create any basis for additional compensation, in any manner whatsoever, to the Consultant by the Company

     (b) Inventions and other works that constitute "works for hire" under the copyright laws of the United States, related to the Company's intellectual properties and "know how" shall be the sole and exclusive property of the Company.

     4.2. Definitions. For purposes of this Agreement, the following terms shall have the following definitions:

     (a) "Intellectual Property Rights" shall mean rights relating to an interest in intellectual property, including all rights arising under any domestic or foreign patent (including any divisions, reissues, continuations-in-part and extensions thereof) or copyright, as well as applications therefor, or trade secret laws, or any other domestic or foreign statutory or legal principle now or hereafter defining, creating or protecting any interest in intellectual property.

     (b) "Invention" shall mean invention, discovery, concept, idea or development, and any improvement of any of the foregoing, whether or not any of the foregoing is patentable, copyrightable or protectable under any trade secret laws or any other domestic or foreign statutory or legal principle now or hereafter defining, creating or protecting any interest in intellectual property.

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     (c) "Materials" shall mean all works and materials, whether expressed or recorded in tangible or electronic media, including research workbooks and laboratory books, drawings, designs, computer programs, algorithms, formulae, diagrams, flow charts, specifications, notebooks, photographs, reports, findings, recommendations, data, memoranda, and like matter of every description, which are created by the Consultant, or at his direction, in connection with the Services.

                                   ARTICLE 5.

                                 CONFIDENTIALITY

     5.1. Confidentiality Obligation. The Consultant acknowledges that he will have access to Confidential Information, as hereinafter defined, relating to the Company and the Consultant agrees that he will only use such Confidential Information as necessary to perform the Services hereunder. The Consultant agrees that he will not divulge, furnish, publish or use for his benefit or for the direct or indirect benefit of any other person or entity, whether or not for monetary gain, other than as expressly provided herein, any Confidential Information. The Consultant will exercise a high degree of care to prevent the unauthorized dissemination, disclosure and or use of any Confidential Information and, except with the prior written consent of the Company, will not make or allow any disclosure of the Confidential Information to any third party.

     5.2. Confidential Information. For purposes of this Agreement, the term "Confidential Information" shall mean all information related to the scientific research, business operations, technical information, marketing plans, financial position, customer and other business and scientific information of the Company, including the Materials and all Inventions, and any other information disclosed by the Company to the Consultant which, if in writing, is marked as "confidential," or, if such information is disclosed orally, is indicated at the time of such oral disclosure that such information is confidential and is followed within a reasonable time by a writing indicating that such orally disclosed information is confidential. Confidential Information shall not include information which (i) is or becomes part of the public domain through no act or omission attributable to the Consultant or (ii) is released without confidential restriction after prior written authorization by the Company.

     5.3. Return of Confidential Information. Upon the expiration or termination of the Consultant's appointment hereunder for any reason, the Consultant agrees to return to the Company all Confidential Information and all copies thereof, and not to retain any copies thereof.

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                                   ARTICLE 6.

                             NONCOMPETITION COVENANT

     6.1. Covenant

     (a) The Consultant covenants and agrees that during the Term and for a period of one (1) year following the termination of the Term, he will:

     (i) not directly or indirectly own, operate, manage, join, control, participate in the ownership, management, operation or control of, or be paid or employed by, or acquire any securities of, or otherwise become associated with or provide assistance to, as an employee, consultant, director, officer, shareholder, partner, agent, associate, principal, representative or in any other capacity, any business entity or activity which is directly competitive with the business conducted by the Company within each of the United States of America, Puerto Rico, Canada, England, Ireland, Scotland, France, Italy, Germany, Spain, Portugal, Norway and Sweden; provided, however, that the foregoing shall not prevent the Consultant from (A) performing services for a business which is competitive with the Company or any affiliates thereof if such business is also engaged in other lines of business and if the Consultant's services are restricted to such other lines of business and are not directly or indirectly related to the lines of business conducted by the Company or any of its affiliates or (B) acquiring the securities of or an interest in any such business, provided such ownership of securities or interest represents at the time of such acquisition, but including any previously held ownership interest, less than three percent (3%) of any class or type of securities of, or interest in, such business and are held for investment purposes only; for purposes of this Section 6.1, a business will be deemed to be "competitive" with the businesses conducted by the Company if such business is engaged in whole or in part in any business activity that markets, distributes, sells, licenses, leases or otherwise commercially exploits products or services related to Nitric oxide polymer loading and delivery, or are the same as or substantially similar to the products or services derived from such research and development activities and marketed, distributed, sold, licensed, leased or otherwise commercially exploited by the Company or any subsidiary thereof;

     (b) The Consultant covenants and agrees that for a period of one (1) year not directly or indirectly induce any customer to whom the Company is providing services, or any funding source upon which the Company relies or has relied for financing, to transfer their patronage from the Company to any other business or company engaged in a business which is directly or indirectly competitive with the businesses conducted by the Company or to cease providing financial support to the Company; or

     (c) The Consultant covenants and agrees that for a period of one (1) year not directly or indirectly hire, or attempt to hire for employment, in any business enterprise or activity, any person who is an employee of the Company (unless such employee leaves the employment of the Company, in which case the Consultant will refrain from hiring or attempting to hire such an employee for

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six (6) months following the date after such employee leaves the employ of the
Company), or induce any such person to terminate his employment by the Company, as the case may be.

     (d) The Consultant covenants and agrees that for a period of one (1) year following the termination of the Term for any reason, the Consultant will not directly or indirectly provide products or services which are the same as or substantially similar to the products or services derived from such research and development activities and marketed, distributed, sold, licensed, leased or otherwise commercially exploited by the Company or any subsidiary thereof, to any customer to whom the Company has provided products or services during the last six (6) months preceding the termination or expiration of this Agreement.

     6.2. Remedies The Consultant agrees that damages would be an inadequate remedy for the Company in the event of a breach or threatened breach of Section
6.1 and thus, in the event of any such breach or threatened breach, either with or without pursuing any potential damage remedies, the Company may immediately obtain and enforce an injunction prohibiting the Consultant from violating
Section 6.1 in any court of law or equity.

     6.3. Severability Any provision of Section 6.1 which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to the jurisdiction and subject to Section 6.1, be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions of Section 6.1 in such jurisdiction or rendering that or any other provision of Section 6.1 invalid, illegal or unenforceable in any other jurisdiction. If any covenant or agreement contained in this Section 6.1 shall be deemed invalid, illegal or unenforceable because its scope is deemed too broad, such covenant or agreement shall be modified so that the scope of the covenant or agreement is reduced only to the minimum extent necessary to render the modified covenant or agreement valid, legal and enforceable. For purposes of
Section 6.1(a)(i), the term the "United States of America" shall be deemed to set forth herein each State of the United States of America as if each such State were individually specified in Section 6.1(a)(i).

                                   ARTICLE 7.

                                   TERMINATION

     7.1. By the Consultant. The Consultant may terminate his appointment hereunder following notice to the Company of a material default by the Company under this Agreement which material default has not been cured by the Company within twenty (20) days after the Consultant's notice to the Company thereof.

     7.2. By the Company. The Company may terminate the Consultant's appointment hereunder without cause and for any reason or no reason, including Disability, at any time after the first year. The term "Disability" shall mean Consultant's inability, by reason of physical or mental incapacity (determined by a licensed physician reasonably acceptable to the Consultant and the Company), to perform

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the Services, with or without a reasonable accommodation by the Company, for an aggregate of twenty (20) days during any three (3) month period.

     7.3. Consequences of Termination. If the Consultant's appointment hereunder is terminated pursuant to Section 7.1 or Section 7.2, the Consultant shall immediately cease performance of all Services and the Company shall have no further obligations to the Consultant hereunder, other than the payment of the Consulting Fee for the Services performed prior to the date of such termination and the payment of proper Business Expenses incurred prior to the date of termination.

                                   ARTICLE 8.

               INDEPENDENT CONTRACTOR; REPRESENTATION AND WARRANTY

     8.1. Status as Independent Contractor. In the performance of the Services, the Consultant shall act solely as an independent contractor, and nothing herein contained or implied will at any time be construed so as to create the relationship of employer and employee, partnership, principal and agent, or joint venturer as between the Company and the Consultant. The Consultant shall have no authority to bind the Company in any way or make any representations or warranties on behalf of the Company and shall not represent to any person or entity that he has such authority.

     8.2. Insurance; Benefits. It is understood that the Company shall be under no obligation to procure any insurance covering the Consultant in connection with the Services performed hereunder or otherwise to provide to the Consultant any other benefits.

     8.3. Taxes. All taxes applicable to this Agreement shall be paid by the Consultant, and the Company shall not withhold or pay any amount for federal, state or municipal income tax, social security, unemployment or worker's compensation, unless required to do so by law. Upon request by the Company, the Consultant will provide documentation evidencing compliance with all applicable federal, state and municipal income tax and or self-employment tax laws with respect to all amounts received under this Agreement.

     8.4. Representation and Warranty. The Consultant represents and warrants to the Company (a) that no proprietary or other confidential information of any person or entity shall be wrongfully or unlawfully disclosed to the Company in connection with the performance by the Consultant of the Services hereunder, and
(b) that none of the provisions of this Agreement conflict with or violate any other agreement to which the Consultant is a party.

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                                   ARTICLE 9.

                                   ASSIGNMENT

     The parties acknowledge that performance of this Agreement depends upon the unique and specialized skills of the Consultant. The Consultant may not assign this Agreement, nor may the Consultant delegate or subcontract the performance and obligations imposed hereunder, without the prior written consent of the Company. This Agreement may be assigned by the Company to any person or entity in connection with a merger, sale of assets of the Company, sale of the capital stock of the Company or any other business combination or business sale.

                                   ARTICLE 10.

                               GENERAL PROVISIONS

     10.1. Notices. All notices and other communications hereunder shall be given in writing and shall be delivered personally, by nationally recognized overnight courier, by facsimile with confirmation of receipt, or by electronic mail as follows:

If to the Company, to:

                                Enox Biopharma  Inc.
                                3849 West 13th Avenue
                                Vancouver BC, Canada.
                                Attention: Dr. Yossef Av-Gay
                                telephone: 604-637-9744

                                E-mail: yossi@telus.net
If to the Consultant, to:

                                Minna Miller
                                4231 Glenhaven Cres.
                                North Vancouver, BC, Canada
                                telephone: 778-688-4189

or to such other address as the person to whom notice is to be given may have furnished to the others in writing in accordance herewith; provided that notices of a change of address shall be effective only upon receipt. Any such notice shall be effective upon receipt, if personally delivered, telecopied or electronically mailed, or one (1) business day after delivery to such courier for next-day delivery.

     10.2. Terms Generally. The definitions in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references herein to a Section or an Exhibit shall be deemed to be references to Sections of, and Exhibits to, this Agreement unless the context shall otherwise require.

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Unless the context shall otherwise require, any reference to any contract or law is to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provision). Unless otherwise specified as a "business" day or days, all references to "day" or "days" are references to calendar days. If any action or notice is to be taken or given on or by a particular day, and such calendar day is not a business day, then such action or notice may be deferred until or may be taken or given on, the next business day. Unless otherwise specifically indicated, the word "or" shall be deemed to be inclusive and not exclusive.

     10.3. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement.

     10.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia Canada, without giving effect to its rules regarding conflicts of law.

     10.5. Remedies. In addition to such other remedies as may be available to the parties hereto at law or in equity, each party shall have the right to enforce its rights hereunder by actions for injunctive relief and specific performance to the extent permitted by law. Each party hereby agrees that monetary damages would not be adequate compensation for any loss incurred by the other party by reason of a breach of the provisions hereof and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     10.6. Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof. The parties hereto agree that this Agreement supersedes and replaces any and all other agreements, whether oral or in writing, regarding the subject matter hereof. This Agreement may only be amended by a written instrument signed by both of the parties hereto.

     10.7. Waivers. Any waiver by either party of any breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof or of the breach of any other provision hereof.

     10.8. Headings. The headings of the various Sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

     10.9. Survival. The following provisions of this Agreement shall survive any such termination or expiration of this Agreement: Articles 4, 5 and 6, Sections 7.3, 8.1,8.3,8.4,10.1 through 10.9.

[Signature Page Follows]

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                           Enox Biopharma Inc.

                           By: /s/ Yossef Av-Gay
                              ----------------------------------------
                              Name: Yossef Av-Gay


                           CONSULTANT (NRD Solutions)

                              /s/ Minna Miller
                              ----------------------------------------
                              Name: Minna Miller


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                                  SCHEDULE 1.2

                                    Services

     * Speak on Enox's behalf, from time-to-time, to potential investors, collaborators or partners.

     *    Provide expert opinion on the company devices and technologies.